EXHIBIT 10.5

EXHIBIT 10.5

AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENT

          This Amendment to Restricted Stock Unit Agreements ("Amendment") is made and entered into as of December 5, 2005 by and between Computer Sciences Corporation, a Nevada corporation (the "Company"), and the undersigned director of the Company (the "Director"), for the purpose of amending the restricted stock unit agreement dated as of [DATE] by and between the Company and the Director (the "Agreement").

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement, effective as of the date hereof, as follows:

1.     The following sentence is hereby deleted from Section 9(c) of the Agreement:

"Notwithstanding the foregoing, any election made pursuant to this Section 9(c) may be superseded by a subsequent election from the above choices; provided, however, that no subsequent election pursuant to this section 9(c) shall be effective unless it is made at least 13 months prior to the Termination Date."

2.     The following sentence is hereby deleted from Section 9(d) of the Agreement:

"Notwithstanding the foregoing, any election made pursuant to this Section 9(d) may be superseded by a subsequent election from the above choices; provided, however, that no subsequent election pursuant to this section 9(d) shall be effective unless it is made at least 13 months prior to the Termination Date."

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the day and year first above written.

COMPUTER SCIENCES CORPORATION

By
Van B. Honeycutt
Chairman and Cheif Executive Officer

DIRECTOR

[NAME]